As filed with the Securities and Exchange Commission on April 22, 2009
Registration Nos. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Encore Acquisition Company
(and its Subsidiaries Identified on the Following Page)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2759650 (I.R.S. Employer Identification Number)

777 Main Street, Suite 1400
Fort Worth, Texas 76102
(817) 877-9955
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Jon S. Brumley
Chief Executive Officer and President
777 Main Street, Suite 1400
Fort Worth, Texas 76102
(817) 877-9955
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sean T. Wheeler
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street
Houston, Texas 77002-4995
Telephone: (713) 229-1234
Facsimile: (713) 229-1522

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price Per Unit	Offering Price	Fee(2)
Senior Debt Securities and Subordinated Debt Securities
Common Stock, par value $0.01 per share(3)
Preferred Stock, par value $0.01 per share
Subsidiary Guarantees of Debt Securities(4)
Total

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock and such indeterminate principal amount of debt securities, which may be senior or subordinated, of Encore Acquisition Company as may from time to time be offered at indeterminate prices and as may be issuable upon the conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.
(2)	In accordance with Rule 456(b) and Rule 457(r), the registrants are deferring payment of the registration fee required in connection with this registration statement, except for $14,970 that has previously been paid by Encore Acquisition Company pursuant to the Registration Statement on Form S-3 (Registration No. 333-117036), initially filed with the Commission on June 30, 2004. Accordingly, no registration fee is paid herewith.
(3)	Includes the associated rights to purchase Series A Junior Participating Preferred Stock, which initially are attached to and trade with the shares of common stock being registered hereby. No separate consideration is payable for the rights.
(4)	Guarantees may be provided by subsidiaries of Encore Acquisition Company of the payment of principal of and interest on the Senior Debt Securities and the Subordinated Debt Securities. Pursuant to Rule 457(n) of the Securities Act, no separate registration fee is payable for the guarantees.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

		Primary Standard
Exact Name of Subsidiary	State or Other	Industrial	I.R.S. Employer
Guarantor Registrant as	Jurisdiction of	Classification Code	Identification
Specified in its Charter(1)	Organization	Number	Number

Encore Operating, L.P.	Texas	1311	75-2807888
Encore Operating Louisiana, LLC	Delaware	1311	75-2807888
EAP Operating, LLC	Delaware	1311	75-2807621
EAP Properties, Inc.	Delaware	1311	75-2807620

(1)	The address for each Subsidiary Guarantor Registrant is 777 Main Street, Suite 1400, Fort Worth, Texas, 76102, except EAP Properties, Inc., the address of which is 1209 Orange Street, Wilmington, Delaware 19801.

PROSPECTUS

Encore Acquisition Company
777 Main Street, Suite 1400
Fort Worth, Texas 76102
(817) 877-9955

Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Common Stock

We may offer from time to time senior debt securities, subordinated debt securities, preferred stock and common stock. Our subsidiaries may guarantee the senior or subordinated debt securities offered by this prospectus.

We will provide additional terms of our securities in one or more prospectus supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “EAC.”

You should consider carefully “Risk Factors” on page 2 before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any written communication from us or any underwriter specifying the final terms of a particular offering. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus, any prospectus supplement or any written communication from us or any underwriter specifying the final terms of a particular offering is accurate as of any date other than the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission under a “shelf” registration process. Using this process, we may offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any pricing supplement will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement together with the information contained in the documents we refer to under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

As used in this prospectus, “we,” “us” and “our” and similar terms mean Encore Acquisition Company and its subsidiaries, unless the context indicates otherwise. References to “ENP” refer to Encore Energy Partners LP and its subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-732-0330. The SEC also maintains a website that contains information we file electronically with the SEC at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus does not contain all the information the registration statement sets forth or includes in its exhibits and schedules, in accordance with the rules and regulations of the SEC, and we refer you to that omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement and its exhibits and schedules are available at the SEC’s public reference room or through its website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (File Number 001-16295) (excluding information deemed to be furnished and not filed with the SEC) after the date of this prospectus. The documents we incorporate by reference are:

•	our annual report on Form 10-K for the year ended December 31, 2008;

•	our current reports on Form 8-K filed with the SEC on February 11, 2009 (excluding information furnished under Item 2.02), March 2, 2009 and March 11, 2009;

•	our definitive proxy statement on Schedule 14A filed with the SEC on April 3, 2009 and our additional proxy materials filed with the SEC on April 14, 2009;

•	the description of our common stock in our registration statement on Form 8-A filed with the SEC on December 21, 2000; and

•	the description of our rights to purchase preferred stock in our registration statement on Form 8-A filed with the SEC on October 31, 2008.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus incorporates. You may request copies by visiting our website at http://www.encoreacq.com, or by writing or telephoning us at the following address:

Encore Acquisition Company
777 Main Street, Suite 1400
Fort Worth, Texas 76102
Attention: Corporate Secretary
Telephone: (817) 877-9955

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ABOUT ENCORE ACQUISITION COMPANY

We are a Delaware corporation engaged in the acquisition and development of oil and natural gas reserves from onshore fields in the United States. Since 1998, we have acquired producing properties with proven reserves and leasehold acreage and grown the production and proven reserves by drilling, exploring, and reengineering or expanding existing waterflood projects. Our properties — and our oil and natural gas reserves — are located in four core areas:

•	the Cedar Creek Anticline (“CCA”) in the Williston Basin in Montana and North Dakota;

•	the Permian Basin in West Texas and southeastern New Mexico;

•	the Rockies, which includes non-CCA assets in the Williston, Big Horn, and Powder River Basins in Wyoming, Montana, and North Dakota, and the Paradox Basin in southeastern Utah; and

•	the Mid-Continent area, which includes the Arkoma and Anadarko Basins in Oklahoma, the North Louisiana Salt Basin, the East Texas Basin, and the Mississippi Salt Basin.

As of April 22, 2009, we owned 20,924,055 of ENP’s outstanding common units, representing an approximate 62 percent limited partner interest. Through our indirect ownership of ENP’s general partner, we also hold all 504,851 general partner units, representing a 1.5 percent general partner interest in ENP.

Our principal executive office is located at 777 Main Street, Suite 1400, Fort Worth, Texas 76102. Our main telephone number is (817) 877-9955. We maintain a website at http://www.encoreacq.com. The information on our website is not incorporated by reference into this prospectus.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. These risk factors include those described as such in “Item 1A. Risk Factors” of our most recent Form 10-K and subsequent Form 10-Qs, where applicable, and other documents that are incorporated by reference in this prospectus, and could include additional uncertainties not presently known to us or that we currently do not consider material. Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “plan,” “forecast,” “budget,” “goal” or other words that convey the uncertainty of future events or outcomes. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference.

The forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them. We have based many of these forward-looking statements on expectations and assumptions about future events that may prove to be inaccurate. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

•	items of income and expense;

•	expected capital expenditures and the focus of our capital program;

•	areas of future growth;

•	our development and exploitation programs;

•	future secondary development and tertiary recovery potential;

•	anticipated prices for oil and natural gas and expectations regarding differentials between wellhead prices and benchmark prices (including, without limitation, the effects of the worldwide economic recession);

•	projected results of operations;

•	timing and amount of future production of oil and natural gas;

•	availability of pipeline capacity;

•	expected commodity derivative positions and payments related thereto (including the ability of counterparties to fulfill obligations);

•	expectations regarding working capital, cash flow and liquidity;

•	projected borrowings under our revolving credit facility (and the ability of lenders to fund their commitments); and

•	the marketing of our oil and natural gas production.

We have discussed some of these factors in more detail under “Item 1A. Risk Factors” of our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, where applicable. These factors are not necessarily all the important factors that could affect us. We advise you that you should (1) be aware that important factors we do not refer to above could affect the accuracy of our forward-looking statements and (2) use caution and common sense when considering our forward-looking statements. We do not intend to update these statements unless the securities laws require us to do so.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include:

•	funding working capital requirements;

•	capital expenditures;

•	repayment or refinancing of indebtedness; and

•	repurchases and redemptions of securities.

Pending any specific application, we may initially invest those funds in short-term marketable securities or apply them to the reduction of any short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The table below presents our ratio of earnings to fixed charges for each of the periods indicated:

	Year Ended December 31,
	2008		2007		2006		2005		2004

Ratio of earnings to fixed charges	10.7	x	1.3	x	4.2	x	5.5	x	6.1x

We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of income before income taxes and minority interest plus fixed charges exclusive of capitalized interest. “Fixed charges” consist of interest, whether expensed or capitalized, amortization of capitalized expenses relating to indebtedness and an estimate of the portion of annual rental expense on operating leases that represents the interest factor.

We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. Subject to compliance with our revolving credit agreements and the indentures related to our outstanding senior subordinated notes, we will issue senior debt securities under a separate indenture to be entered into between us and a trustee that we will name in the prospectus supplement (the “senior indenture”) and subordinated debt securities under an indenture dated as of November 16, 2005, between us, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (as supplemented from time to time, the “subordinated indenture”). In this description, we sometimes call the senior indenture and the subordinated indenture the “indentures.”

We have summarized the provisions of the indentures and the debt securities below. You should read the indentures for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed the forms of the indentures with the SEC as exhibits to this registration statement, and we will include the applicable final indenture and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, all references to “Encore,” “us,” we” or “our” mean Encore Acquisition Company only, unless we state otherwise or the context clearly indicates otherwise.

General

The senior debt securities will constitute senior debt and will rank equally with all our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, any senior debt securities and all our other senior debt. The indentures will not limit the amount of debt we may issue under the indentures, and, unless we inform you otherwise in the prospectus supplement, they will not limit the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

We conduct a substantial part of our operations through our subsidiaries, and our subsidiaries generate a significant part of our operating income and cash flow. As a result, distributions or advances from our subsidiaries are important sources of funds to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain from our subsidiaries cash that we need to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

Unless we inform you otherwise in the prospectus supplement, the indentures and the debt securities will not contain:

•	any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction; or

•	provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depository on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;

•	the denominations in which we may issue the debt securities;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments on the debt securities will be payable by reference to any index or formula;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants this prospectus describes;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities issued by Encore or any other entity; and

•	any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. Those debt securities may bear no interest or may bear interest at a rate that at the time of issuance is below market rates.

Subordination

Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal, interest or any premium on the subordinated debt securities if:

•	we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due; or

•	we default in performing any other covenant (a “covenant default”) in any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from making payments on the subordinated debt securities only for up to 179 days after holders of the Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.

The subordination provisions will not affect our obligation, which will be absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the subordinated debt securities. In addition, the subordination provisions will not prevent the occurrence of any default under the subordinated indenture.

Unless we inform you otherwise in the prospectus supplement, the subordinated indenture will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we became insolvent, holders of subordinated debt securities may receive less on a proportionate basis than our other creditors.

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all notes or other indebtedness, including guarantees, of Encore for money borrowed and similar obligations, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.

Subsidiary Guarantees

If specified in the prospectus supplement, subsidiaries of Encore may guarantee the obligations of Encore relating to its debt securities issued under this prospectus. The specific terms and provisions of each subsidiary guarantee, including any provisions relating to the subordination of any subsidiary guarantee, will be described in the applicable prospectus supplement. The obligations of each subsidiary guarantor under its subsidiary guarantee will be limited as necessary to seek to prevent that subsidiary guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

Consolidation, Merger and Sale of Assets

The indentures generally will permit a consolidation or merger between us and another entity. They also will permit the sale by us of our assets substantially as an entirety. The indentures will provide, however, that we may consolidate with another entity to form a new entity or merge into any other entity or transfer or dispose of our assets substantially as an entirety to any other entity only if:

•	the resulting or surviving entity assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the applicable indenture and the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default would occur and be continuing.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the following will be events of default with respect to a series of debt securities:

•	our failure to pay interest or any required additional amounts on any debt securities of that series for 30 days;

•	our failure to pay principal of or any premium on any debt securities of that series when due;

•	our failure to deposit any mandatory sinking fund payment for that series of debt securities when due for 30 days;

•	our failure to comply with any of our covenants or agreements in the debt securities of that series or the applicable indenture, other than an agreement or covenant that we have included in that indenture solely for the benefit of other series of debt securities, for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of Encore; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default, or, in some cases, 25% in principal amount of all senior debt securities or subordinated debt securities affected, voting as one class, may declare the principal of and all accrued and all unpaid interest on those debt securities to be immediately due and payable. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal of and all accrued and unpaid interest on all debt securities will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default, or of all senior debt securities or subordinated debt securities affected, voting as one class, may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default under either of the indentures may give rise to cross defaults on our other indebtedness.

A holder of a debt security of any series will be able to pursue any remedy under the applicable indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holder or holders offer to the trustee indemnity reasonably satisfactory to it;

•	the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision will not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series, or of all debt securities affected, voting as one class, will be able to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the applicable trustee; and

•	exercising any trust or power conferred on the applicable trustee not relating to or arising under an event of default.

Each indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in that indenture.

Modification and Waiver

We may amend or supplement either indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the applicable indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each debt security affected, however, no amendment or supplement may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on any debt security;

•	reduce the principal of, premium on or any mandatory sinking fund payment for any debt security;

•	change the stated maturity of any debt security;

•	reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

•	change any obligation to pay additional amounts on any debt security;

•	make the payments on any debt security payable in any currency or currency unit other than as the debt security originally states;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the applicable indenture or to make any change in the applicable indenture’s provisions for modification;

•	waive a continuing default or event of default regarding any payment on any debt security; or

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security.

We and the applicable trustee may agree to amend or supplement either indenture or waive any provision of either indenture without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for or add guarantees of any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series in any material respect;

•	to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under the indenture in any material respect; and

•	to provide for the acceptance of a successor or another trustee.

The holders of a majority in principal amount of the outstanding debt securities of any series, or of all senior debt securities or subordinated debt securities affected, voting as one class, may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Discharge and Defeasance

We will be discharged from all obligations under the applicable indenture with respect to any series of debt securities, except for surviving obligations relating to any conversion rights and to register the transfer or exchange of the debt securities, if:

•	all debt securities of the series previously authenticated and delivered under the relevant indenture have been delivered to the indenture trustee for cancellation; or

•	all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of that series on the dates those payments are due.

To exercise our right to be discharged, we must deliver to the applicable trustee an opinion of counsel and an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the applicable indenture have been complied with.

In addition to our right of discharge described above, we may deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•	we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive (“covenant defeasance”).

If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for our obligations to:

•	register the transfer or exchange of debt securities;

•	replace stolen, lost or mutilated debt securities; and

•	maintain paying agencies and hold moneys for payment in trust.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the applicable trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the United States Internal Revenue Service or a change in law to that effect.

Governing Law

New York law will govern the indentures and the debt securities.

Trustee

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

Each indenture will limit the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue under that indenture. If the prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security:

•	during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

Book-entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depository arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of:

•	144,000,000 shares of common stock; and

•	5,000,000 shares of preferred stock, issuable in series.

As of April 20, 2009, there were 52,852,042 shares of our common stock issued and outstanding, and no shares of our preferred stock were issued and outstanding.

In the discussion that follows, we refer to our certificate of incorporation, as amended and restated, as our “certificate of incorporation” and to our amended and restated bylaws as our “bylaws.” You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to this registration statement. Please read “Where You Can Find More Information.”

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Holders of common stock may not cumulate their votes in the election of directors. As a result, the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Our board of directors may grant holders of preferred stock, in the resolutions creating the series of preferred stock, the right to vote on the election of directors or any questions affecting us.

Holders of common stock will be entitled to dividends in such amounts and at such times as our board of directors in its discretion may declare out of funds legally available for the payment of dividends. We have not paid dividends and intend to retain future earnings to provide funds for use in the operation and expansion of our business. In addition, the payment of dividends on our common stock may be limited by the provisions of our debt instruments or by obligations we may have to holders of our preferred stock. In particular, we are prohibited from paying any cash dividends by our revolving credit facilities.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all assets available for distribution to stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

The common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund. All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer and sell under this prospectus will also be fully paid and nonassessable.

Our outstanding shares of common stock are listed on the New York Stock Exchange and trade under the symbol “EAC.” Any additional shares of common stock we offer and sell under this prospectus and related prospectus supplements will also be listed on the New York Stock Exchange.

Preferred Stock

At the direction of our board of directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our board of directors can determine the number of shares of each series of preferred stock and, subject to some limitations our certificate of incorporation set forth, the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the series designation of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or repurchase the preferred stock;

•	any terms for the conversion or exchange of the preferred stock for any other securities;

•	any voting rights; and

•	any other powers, preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

Any preferred stock we offer and sell under this prospectus will be fully paid and nonassessable.

The registration statement will include the certificate of designation as an exhibit or will incorporate the certificate of designation by reference. You should read that document for provisions that may be important to you.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of our common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Limitation on Directors’ Liability

Our certificate of incorporation limits the liability of our directors to us or our stockholders such that no member of our board of directors will be personally liable for monetary damages for any breach of the member’s fiduciary duty as a director, except for liability:

•	for any breach of the member’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	for any transaction from which the member derived an improper personal benefit.

This provision could have the effect of discouraging or deterring our stockholders from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited our stockholders and us. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities, and we have entered into agreements with each of our directors which provide them with contractual rights of indemnification consistent with our bylaws.

Anti-Takeover Provisions of Our Bylaws

Our bylaws establish an advance notice procedure for the nomination of candidates for election as directors. In general, notice of intent to nominate a director at the annual meeting of stockholders or a special meeting of stockholders must contain specified information concerning the person to be nominated and be delivered to our principal executive office:

•	with respect to elections to be held at the annual meeting of stockholders:

•	not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting;

•	if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 90 days after that anniversary date, not earlier than the 120th day before the meeting and not later than the close of business on the later of (1) the 90th day before the meeting or (2) the tenth day following the day on which we first make a public announcement of the date of the meeting;

•	with respect to elections to be held at a special meeting of stockholders for the election of directors, not earlier than the 120th day before the meeting and not later than the close of business on the later of (1) the 90th day before the meeting and (2) the tenth day following the day on which we first make a public announcement of the date of the meeting and of the nominees proposed by the board of directors to be elected at the meeting.

These procedures may operate to limit the ability of stockholders to nominate candidates for election as directors.

Delaware Takeover Statute

We have opted out of Section 203 of the Delaware General Corporation Law. Section 203 regulates corporate acquisitions and prevents certain Delaware corporations, including those whose securities are listed on the New York Stock Exchange, from engaging, under certain circumstances, in a “business combination” with any “interested stockholder” for three years following the date that such stockholder became an interested stockholder. For purposes of Section 203, a “business combination” includes, among other things, a merger or consolidation involving Encore and the interested stockholder and the sale of 10% or more of our assets to the interested stockholder. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Shareholder Rights Plan

We have adopted a preferred share purchase rights plan. Under the plan, each share of our common stock includes one right to purchase Series A Junior Participating Preferred Stock. The rights will separate from our common stock and become exercisable (1) ten days after public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 10% of our outstanding common stock or (2) ten business days following the commencement of a tender offer or exchange offer that would result in a person’s acquiring beneficial ownership of 10% of our outstanding common stock. A 10% beneficial owner is referred to as an “acquiring person” under the plan.

Our board of directors can elect to delay the separation of the rights from the common stock beyond the ten-day periods referred to above. The plan also confers on our board the discretion to increase or decrease the level of ownership that causes a person to become an acquiring person. Until the rights are separately distributed, the rights will be evidenced by the common stock certificates and will be transferred with and only with the common stock certificates.

After the rights are separately distributed, each right will entitle the holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock for a purchase price of $120, subject to adjustment. The rights will expire at the close of business on October 28, 2011, unless we redeem or exchange them earlier as described below.

If a person becomes an acquiring person, the rights will become rights to purchase shares of our common stock for one-half the current market price, as defined in the rights agreement, of the common stock. This occurrence is referred to as a “flip-in event” under the plan. After any flip-in event, all rights that are beneficially owned by an acquiring person, or by certain related parties, will be null and void. Our board of directors has the power to decide that a particular tender or exchange offer for all outstanding shares of our common stock is fair to and otherwise in the best interests of our stockholders. If the board makes this determination, the purchase of shares under the offer will not be a flip-in event.

If, after there is an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our assets, earning power or cash flow are sold or transferred, each holder of a right will have the right to purchase shares of the common stock of the acquiring company at a price of one-half the current market price of that stock. This occurrence is referred to as a “flip-over event” under the plan. An acquiring person will not be entitled to exercise its rights, which will have become void.

Until ten days after the announcement that a person has become an acquiring person, our board of directors may decide to redeem the rights at a price of $0.01 per right, payable in cash, shares of our common stock or other consideration. The rights will not be exercisable after a flip-in event until the rights are no longer redeemable.

At any time after a flip-in event and prior to either a person’s becoming the beneficial owner of 50% or more of the shares of our common stock or a flip-over event, our board of directors may decide to exchange the rights for shares of our common stock on a one-for-one basis. Rights owned by an acquiring person, which will have become void, will not be exchanged.

Other than provisions relating to the redemption price of the rights, the rights agreement may be amended by our board of directors at any time that the rights are redeemable. Thereafter, the provisions of the rights agreement other than the redemption price may be amended by the board of directors to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of rights (excluding the interests of any acquiring person), or to shorten or lengthen any time period under the rights agreement. No amendment to lengthen the time period for redemption may be made if the rights are not redeemable at that time.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us even if the acquisition may be favorable to the interests of our stockholders. Because our board of directors can redeem the rights or approve a tender or exchange offer, the rights should not interfere with a merger or other business combination approved by the board.

Registration Rights

The holders of approximately 3,500,000 shares of common stock are entitled to rights with respect to the registration of such shares under the Securities Act of 1933, as amended. Under the terms of the agreement between us and the holders of such registrable securities, if we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include shares of such common stock in the registration. Additionally, such holders are also entitled to demand registration rights, pursuant to which they may require us on up to three occasions to file a registration statement under the Securities Act at our expense with respect to their shares of common stock, and we are required to use all reasonable efforts to effect such registration. All of these registration rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such registration and our right not to effect a requested registration within 180 days following an offering of our securities.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, (3) through agents or (4) a combination of any of these methods. The prospectus supplement will set forth the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds we will receive from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with firms, agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the firms, agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of offered securities will be a new issue, and other than our common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

LEGAL OPINIONS

Baker Botts L.L.P., Houston, Texas, our counsel, will issue an opinion about the legality of any common stock, preferred stock or debt securities we offer through this prospectus. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INDEPENDENT PETROLEUM ENGINEERS

Certain information with respect to the oil and natural gas reserves associated with our oil and natural gas properties as of December 31, 2008 is derived from the report of Miller and Lents, Ltd., independent petroleum engineers, and has been incorporated by reference in this prospectus upon the authority of said firm as experts with respect to matters covered by such reports and in giving such report.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth expenses payable by Encore Acquisition Company (the “Company”) in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$	*
Printing expenses		150,000
Legal fees and expenses		200,000
Accounting fees and expenses		200,000
Fees and expenses of trustee and counsel		40,000
Rating agency fees		700,000
Miscellaneous expenses		250,000

Total	$	*

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

Item 15.	Indemnification of Directors and Officers.

Delaware Corporations.  The Company and EAP Properties, Inc. are corporations organized under the law of the State of Delaware. Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit. The certificates of incorporation of each of the Company and EAP Properties, Inc. provide that, to the fullest extent permitted by Delaware law, no director shall be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director.

The DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation’s favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Company’s certificate of incorporation and bylaws provide for mandatory indemnification of officers and directors to the extent permitted by the DGCL. Under the Company’s certificate of incorporation, indemnification of its employees and agents is permissive; under our bylaws, indemnification of the Company’s employees and agents is mandatory.

Pursuant to the Company’s certificate of incorporation and bylaws, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent, or is or was a director, officer, employee or agent of the Company serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify him against such liability.

The bylaws of EAP Properties, Inc. contain indemnification provisions identical to those contained in the Company’s bylaws, except that such indemnification is permissive instead of mandatory.

The Company has entered into indemnification agreements with its directors and officers, which indemnify each person to the fullest extent permitted by Delaware law and obligate the Company to purchase and maintain insurance or similar protection on behalf of its directors and officers against personal liability against him or incurred by or on behalf of him in the capacity as a director or officer of the Company. Any insurance policy providing liability coverage for directors and officers of the Company shall continue until as long as the director or officer serves in such capacity. Pursuant to the agreements, the Company also agrees to hold harmless and indemnify each person against expenses incurred by reason of the fact that the person is or was a director, officer, employee or agent of the Company, unless his acts were committed in bad faith, were the result of active and deliberate dishonesty, or resulted in personal financial profit or other advantage to which he was not legally entitled.

Delaware Limited Liability Companies.  Encore Operating Louisiana, LLC and EAP Operating, LLC are limited liability companies organized under the laws of the State of Delaware. The Delaware Limited Liability Company Act provides that a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreements of Encore Operating Louisiana, LLC and EAP Operating, LLC provide that, upon express approval of the managers, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person (a) is or was the member or a manager or is or was serving as an officer of the company or (b) while the member or a manager or a person serving as an officer of the company is or was serving at the written request of the company as a manager, member, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar official or functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified by the Company to the fullest extent that would be permitted by the DGCL if the Company were a corporation organized under the DGCL and the member or manager were a director of such a corporation and each such officer were an officer of such a corporation.

Texas Limited Partnership.  Encore Operating, L.P. is a limited partnership organized under the laws of the State of Texas. The Texas Revised Limited Partnership Act allows a Texas limited partnership to indemnify anyone who was, is or is threatened to be made a defendant or respondent in a proceeding because the person is or was a general partner if the person (1) acted in good faith; (2) reasonably believed (a) in the case of a general partner, that the person’s conduct was in the best interest of the limited partnership, and (b) in all other cases, that the person’s conduct was at least not opposed to the partnership’s best interests; and

(3) in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

The partnership agreement of Encore Operating, L.P. provides that it shall indemnify, defend and hold harmless each partner, its affiliates and their respective shareholders, officers, directors, partners, members, managers, employees or agents to the fullest extent permitted under the Texas Revised Limited Partnership Act.

Item 16.	Exhibits.*

Exhibit No.		Description

*1	.1	Form of Underwriting Agreement.
**4	.1(a)	Second Amended and Restated Certificate of Incorporation of Encore Acquisition Company (incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the SEC on November 7, 2001).
**4	.1(b)	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1.2 to Encore Acquisition Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the SEC on May 5, 2005).
**4	.1(c)	Certificate of Designations of Series A Junior Participating Preferred Stock of Encore Acquisition Company (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 31, 2008).
**4	.1(d)	Second Amended and Restated Bylaws of Encore Acquisition Company (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001, filed with the SEC on November 7, 2001).
**4	.2(a)	Certificate of Incorporation of EAP Properties, Inc. (incorporated by reference to Exhibit 3.2(a) to the Company’s Registration Statement on Form S-4 (Registration No. 333-117025) filed with the SEC on June 30, 2004).
**4	.2(b)	Bylaws of EAP Properties, Inc. (incorporated by reference to Exhibit 3.2(b) to the Company’s Registration Statement on Form S-4 (Registration No. 333-117025) filed with the SEC on June 30, 2004).
**4	.3(a)	Certificate of Limited Partnership of Encore Operating, L.P. (incorporated by reference to Exhibit 3.3(a) to the Company’s Registration Statement on Form S-4 (Registration No. 333-117025) filed with the SEC on June 30, 2004).
**4	.3(b)	Limited Partnership Agreement of Encore Operating, L.P. (incorporated by reference to Exhibit 3.3(b) to the Company’s Registration Statement on Form S-4 (Registration No. 333-117025) filed with the SEC on June 30, 2004).
**4	.4(a)	Certificate of Formation of Encore Operating Louisiana, LLC (incorporated by reference to Exhibit 3.4(a) to the Company’s Registration Statement on Form S-4 (Registration No. 333-117025) filed with the SEC on June 30, 2004).
**4	.4(b)	Limited Liability Company Agreement of Encore Operating Louisiana, LLC (incorporated by reference to Exhibit 3.4(b) to the Company’s Registration Statement on Form S-4 (Registration No. 333-117025) filed with the SEC on June 30, 2004).
4	.5(a)	Certificate of Formation of EAP Operating, LLC.
4	.5(b)	Limited Liability Company Agreement of EAP Operating, LLC.
4.6		Form of Indenture relating to the Senior Debt Securities.
**4	.7	Indenture, dated as of November 16, 2005, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to Subordinated Debt Securities (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 23, 2005).
5.1		Opinion of Baker Botts L.L.P.
12.1		Statement showing computation of ratios of earnings to fixed charges.
23.1		Consent of Ernst & Young LLP.
23.2		Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
23.3		Consent of Miller and Lents, Ltd.
24.1		Powers of Attorney (included on signature page).

Exhibit No.		Description

*25	.1	Statement of Eligibility of the Trustee under the Senior Indenture on Form T-1.
25.2		Statement of Eligibility of the Trustee under the Subordinated Indenture on Form T-1.

*	The Company will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities or preferred stock, (iii) any additional required opinion of counsel to the Company as to the legality of the securities offered hereby, (iv) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby or (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee under the Senior Indenture.

**	Incorporated by reference to the filing indicated.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee of the subordinated notes to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on April 22, 2009.

ENCORE ACQUISITION COMPANY
EAP PROPERTIES, INC.
EAP OPERATING, LLC
ENCORE OPERATING, L.P., by EAP
Operating, LLC, its general partner

By:	/s/ Jon S. Brumley
Jon S. Brumley
Chief Executive Officer and President

ENCORE OPERATING LOUISIANA, LLC

By:	/s/ Thomas H. Olle
Thomas H. Olle
President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints I. Jon Brumley, Jon S. Brumley and Robert C. Reeves, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director (or, in the case of a limited liability company, a manager) or officer or both, as the case may be, of the respective registrant named below, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all documents or instruments necessary or appropriate to enable such registrant to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director (or, in the case of a limited liability company, a manager) or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

ENCORE ACQUISITION COMPANY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 22, 2009.

Signature	Title

/s/ I. Jon Brumley I. Jon Brumley	Chairman of the Board and Director

/s/ Jon S. Brumley Jon S. Brumley	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Robert C. Reeves Robert C. Reeves	Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial Officer)

/s/ Andrea Hunter Andrea Hunter	Vice President, Controller and Principal Accounting Officer

/s/ John A. Bailey John A. Bailey	Director

/s/ Martin C. Bowen Martin C. Bowen	Director

/s/ Ted Collins, Jr. Ted Collins, Jr.	Director

/s/ Ted A. Gardner Ted A. Gardner	Director

/s/ John V. Genova John V. Genova	Director

/s/ James A. Winne III James A. Winne III	Director

EAP PROPERTIES, INC.
EAP OPERATING, LLC
ENCORE OPERATING, L.P., by EAP Operating, LLC, its general partner

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 22, 2009.

Signature	Title

/s/ Jon S. Brumley Jon S. Brumley	Chief Executive Officer, President and Director of EAP Properties, Inc. and EAP Operating, LLC (Principal Executive Officer)

/s/ Robert C. Reeves Robert C. Reeves	Senior Vice President, Chief Financial Officer, Treasurer, Secretary and Director of EAP Properties, Inc. and EAP Operating, LLC (Principal Financial Officer)

/s/ Andrea Hunter Andrea Hunter	Vice President, Controller and Principal Accounting Officer of EAP Operating, LLC

ENCORE OPERATING LOUISIANA, LLC

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 22, 2009.

/s/ Thomas H. Olle Thomas H. Olle	President, Assistant Secretary and Manager (Principal Executive Officer)

/s/ Andrea Hunter Andrea Hunter	Vice President, Treasurer, Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.		Description

*1	.1	Form of Underwriting Agreement.
**4	.1(a)	Second Amended and Restated Certificate of Incorporation of Encore Acquisition Company (incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the SEC on November 7, 2001).
**4	.1(b)	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1.2 to Encore Acquisition Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the SEC on May 5, 2005).
**4	.1(c)	Certificate of Designations of Series A Junior Participating Preferred Stock of Encore Acquisition Company (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 31, 2008).
**4	.1(d)	Second Amended and Restated Bylaws of Encore Acquisition Company (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001, filed with the SEC on November 7, 2001).
**4	.2(a)	Certificate of Incorporation of EAP Properties, Inc. (incorporated by reference to Exhibit 3.2(a) to the Company’s Registration Statement on Form S-4 (Registration No. 333-117025) filed with the SEC on June 30, 2004).
**4	.2(b)	Bylaws of EAP Properties, Inc. (incorporated by reference to Exhibit 3.2(b) to the Company’s Registration Statement on Form S-4 (Registration No. 333-117025) filed with the SEC on June 30, 2004).
**4	.3(a)	Certificate of Limited Partnership of Encore Operating, L.P. (incorporated by reference to Exhibit 3.3(a) to the Company’s Registration Statement on Form S-4 (Registration No. 333-117025) filed with the SEC on June 30, 2004).
**4	.3(b)	Limited Partnership Agreement of Encore Operating, L.P. (incorporated by reference to Exhibit 3.3(b) to the Company’s Registration Statement on Form S-4 (Registration No. 333-117025) filed with the SEC on June 30, 2004).
**4	.4(a)	Certificate of Formation of Encore Operating Louisiana, LLC (incorporated by reference to Exhibit 3.4(a) to the Company’s Registration Statement on Form S-4 (Registration No. 333-117025) filed with the SEC on June 30, 2004).
**4	.4(b)	Limited Liability Company Agreement of Encore Operating Louisiana, LLC (incorporated by reference to Exhibit 3.4(b) to the Company’s Registration Statement on Form S-4 (Registration No. 333-117025) filed with the SEC on June 30, 2004).
4	.5(a)	Certificate of Formation of EAP Operating, LLC.
4	.5(b)	Limited Liability Company Agreement of EAP Operating, LLC.
4.6		Form of Indenture relating to the Senior Debt Securities.
**4	.7	Indenture, dated as of November 16, 2005, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to Subordinated Debt Securities (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 23, 2005).
5.1		Opinion of Baker Botts L.L.P.
12.1		Statement showing computation of ratios of earnings to fixed charges.
23.1		Consent of Ernst & Young LLP.
23.2		Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
23.3		Consent of Miller and Lents, Ltd.
24.1		Powers of Attorney (included on signature page).
*25	.1	Statement of Eligibility of the Trustee under the Senior Indenture on Form T-1.
25.2		Statement of Eligibility of the Trustee under the Subordinated Indenture on Form T-1.

*	The Company will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities or preferred stock, (iii) any additional required opinion of counsel to the Company as to the legality of the securities offered hereby, (iv) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby or (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee under the Senior Indenture.

**	Incorporated by reference to the filing indicated.